Exhibit 99.1

Novo Integrated Sciences and RC Consulting Consortium Group Amend $70,000,000 Promissory Note

BELLEVUE, Wash., June 3, 2024 – Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”) announced today the Company and RC Consulting Consortium Group LLC, in favor of SCP Tourbillion Monaco (“RC”), have amended the prepayment terms and conditions of the previously disclosed $70,000,000 promissory note, dated April 26, 2023 (the “RC Note”) to provide that, at any time after 12 months and no later than 60 months from the commencement of the term of the RC Note and prior to an event of default, if the Company’s listed common stock closes over $15 per share for a period of five consecutive trading days, the Company may prepay up to 50% of the outstanding RC Note in restricted shares, at a value equal to 15% greater than the average closing price of the Company’s common stock.

In addition, in the event the Company elects to prepay any outstanding amount in restricted shares of the Company’s common stock, upon the removal of the restriction RC (or its designates) will be limited to selling no more than one-sixth of the amount of shares available from the lifting of the Rule 144 restriction over a single 30-day period.

Except as set forth in the Amendment, all other provisions and conditions of the Note remain in full force and effect, including the Company’s right, on 15 days’ prior written notice, to prepay the Note at any time prior to an event of default.

Robert Mattacchione, the Company’s CEO and Board Chairman, stated, “The opportunity to equitize up to 50% of the debt represented by the RC Note at a significant premium further reinforces the significance of this funding potential to the Company. It is clear that RC believes strongly in the Company’s growth objectives, as well as in the Company as a long-term investment opportunity. The exclusive nature of the conversion right held by the Company preserves the non-dilutive benefit of the RC Note present from the onset. This amendment leaves the Company in a strategically advantageous position, both short and long term, post closing of the RC Note transaction.”

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient-first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com.

Twitter, LinkedIn, Facebook, Instagram, YouTube

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO & President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com

(888) 512-1195